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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 33-49699 on Form S-3 and Registration Statement Nos. 2-99494 (as amended through Post-Effective Amendment No. 4 thereto), 33-27122 and 33-32662, all on Form S-8, of our reports dated November 1, 1994 (except as to Note 2 to Financial Statements as to which the date is November 21, 1994) appearing in the Annual Report on Form 10-K of Rockwell International Corporation for the year ended September 30, 1994.

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
December 21, 1994